EXHIBIT 5.1

                                December 17, 2002

Pinnacle West Capital Corporation
400 North Fifth Street
Phoenix, Arizona 85004

Ladies and Gentlemen:

     Reference is made to the Post-Effective Amendment No. 3 (the "Post Effective Amendment") to the Registration Statement on Form S-3 No. 33-15190 (as so amended, the "Registration Statement") relating to the Pinnacle West Capital Corporation Investors Advantage Plan (the "Plan") to be filed by you on December 17, 2002, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by your officers and representatives, and other documents, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein.

     Based upon the foregoing, it is our opinion that:

     1. All requisite action, other than any action on the part of the proposed offerees, to make valid each of the proposed transactions will have been taken when (i) the Post-Effective Amendment shall have become effective, and (ii) you shall have complied with state securities or "blue sky" laws with respect to the offer and sale of the shares of common stock, no par value (the "Common Stock") registered pursuant to the Registration Statement.

     2. Upon completion of the foregoing steps, the Common Stock, when (i) the same shall have been issued, sold, and delivered, and (ii) the purchase price therefor has been paid to you, each as contemplated in the Post-Effective Amendment and in any additional post-effective amendment to the Registration Statement, will be validly issued, fully paid and non-assessable.

     Consent is hereby given to the use of this opinion as part of the Post-Effective Amendment and to the use of our name whenever it appears in the Post-Effective Amendment and the related prospectus.


                                        Very truly yours,

                                        SNELL & WILMER L.L.P.

                                        SNELL & WILMER L.L.P.